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                                                                  Exhibit 10.2


                             CREDITRUST CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                         Effective _______________, 1998

         The purpose of this Plan is to provide eligible employees of Creditrust Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase, through payroll deductions, shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be so applied and interpreted.

         1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 100,000 shares. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

         2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the "Administrator"). The Administrator has authority to interpret the Plan, to make, amend and rescind rules and regulations for the administration of the Plan, and to make all other determinations necessary or desirable in administering the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         3. Eligibility. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in section 424(f) of the Code), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "Designated Subsidiary"), are eligible to participate in any Offering (as defined below) to purchase Common Stock under the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with section 423 of the Code.

         The Administrator at any time, if it deems it advisable to do so, may terminate the participation of the employees of a particular Designated Subsidiary.

         4. Participation. An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Administrator and submitting that form to the appropriate payroll location for such employee in accordance with such rules as may be established by the Administrator from time to time. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the participating employee during the Offering Period (as defined below) and will authorize the purchase of shares of Common Stock for the participating employee's account in accordance with the terms of the Plan.

         Enrollment will become effective upon the first day of the first Offering Period that commences after the Company's receipt of the form. Unless an employee files a new form or withdraws from the Plan, the participating employee's deductions and purchases will continue at the same percentage rate of


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Compensation for future Offering Periods under the Plan as long as the Plan remains in effect and the employee remains eligible to participate.

         The term "Compensation" means the participant's base salary and commissions received during an Offering Period, determined without regard to salary reduction contributions under arrangements pursuant to section 401(k) or section 125 of the Code.

         5.       Payroll Deductions; Withdrawals From Accounts.

         (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction to be made on each payday during the Offering Period in any whole number percentage, up to a maximum of 15%, of such employee's Compensation on each such payday. Payroll deductions with respect to an Offering Period shall commence on the first payroll paid within the Offering Period and shall end on the last payroll paid on or prior to the last Trading Day (as defined below) of such Offering Period, unless sooner terminated by the employee as provided herein.

         (b) An employee may change his or her payroll deduction at any time during an Offering Period by filing a new election form. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to subsection 5(d) below, funds deducted prior to the election to discontinue payroll deductions will be applied to the purchase of Common Stock pursuant to Section 9.

         (c) An employee may increase or decrease his or her payroll deduction, to take effect on the first day of the next Offering Period, by delivering to the appropriate payroll location a new form regarding election to participate in the Plan under Section 4 above prior to such date and in accordance with such rules as may be established by the Administrator from time to time.

         (d) Unless determined otherwise by the Administrator, an employee may on any one occasion during an Offering Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the day immediately preceding the last Trading Day of the Offering Period by delivering a written notice of withdrawal to the appropriate payroll location for such employee. If the employee withdraws all of such balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period. Withdrawal of all or part of such balance will not affect the employee's right to participate in any subsequent Offering Period.

         6. Interest. Interest will not be paid on any employee payroll deduction accounts, unless the Administrator determines otherwise.

         7. Offering Periods. Options granted pursuant to the Plan ("Offerings") are made for an offering period which begins on the first day on which the National Association of Securities Dealers Automated Quotation ("Nasdaq") system is open for trading ("Trading Day") on or after January 1 of each year or such other date specified by the Administrator and terminates on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "Offering Period"). The duration of an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that no Offering Period shall have a duration in excess of 27 months. Unless the Administrator determines



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otherwise, subsequent Offering Periods of equal duration shall follow consecutively thereafter, each commencing on the first Trading Day occurring immediately after the expiration of the preceding Offering Period. The first Offering Period under the Plan shall commence upon the initial public offering of the Common Stock unless otherwise determined by the Administrator.

         An eligible employee must be employed by the Company or a Designated Subsidiary on the first Trading Day of an Offering Period in order to participate in that Offering Period. However, in the case of an individual who becomes an eligible employee after the first Trading Day of an Offering Period, the Administrator may designate a subsequent Trading Day within the Offering Period upon which the employee shall be eligible to commence participation for that Offering Period and such Trading Day shall constitute the first Trading Day of the Offering Period for all purposes under the Plan with respect to such employee.

         8.       Rights to Purchase Common Stock; Purchase Price.

         Options to purchase shares of Common Stock will be granted (each, an "Option") to participating employees as of the first Trading Day of each Offering Period. Each Option shall represent a right to purchase on the last Trading Day of such Offering Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock reserved for purposes of this Plan up to such maximum number of shares specified by the Administrator prior to the first day of the Offering Period. Participants granted Options under the Plan shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "Purchase Price") during an Offering Period shall be determined by the Administrator, in its discretion, prior to the deadline for submission of employee election forms for such Offering Period; provided, however, that the Purchase Price for an Offering Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Offering Period or (ii) last Trading Day of such Offering Period, and shall never be less than the par value of the Common Stock.

         For purposes of the Plan, "Fair Market Value" on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred. Notwithstanding the foregoing, for the Trading Day that occurs on the date of the initial public offering of the Common Stock, "Fair Market Value" shall mean the initial offering price of the Common Stock to the public as indicated in the Company's final prospectus in connection with such offering and as such price is negotiated between the Company and the managing underwriters.

         No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of section 424(d) of the Code will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

         No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such



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Option is granted) for each calendar year in which the Option is outstanding at any time, as required by section 423 of the Code.

         9. Timing of Purchase. Unless a participating employee has withdrawn all funds from his or her account by the close of business on the day preceding the last Trading Day of the Offering Period, or the employee's participation in the Plan has otherwise been terminated, such employee will be deemed to have exercised automatically his or her Option to purchase Common Stock on the last Trading Day of the Offering Period for that number of whole shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to applicable adjustments as provided herein. Any balance remaining in an employee's account at the end of an Offering Period after such purchase of Common Stock will be carried forward automatically into the employee's account for the next Offering Period unless the employee has elected not to participate in the next Offering Period.

         10. Issuance of Certificates. As soon as practicable following the end of each Offering Period, certificates representing shares of Common Stock purchased under the Plan for such Offering Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

         11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last Trading Day of an Offering Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last Trading Day of an Offering Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

         12. Termination of Participation. A participating employee will be refunded all monies in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan, or
(b) the employee ceases to be eligible to participate in the Plan. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

         13. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

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         14. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         15. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within one year after the shares were transferred to the participating employee or within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such sale or transfer notify the Company in writing of the sale or transfer.

         16. Application of Funds. All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

         17.      Effect of Changes in Capitalization.

         (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

         (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Subsection (c) of this Section 17, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

         (c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the

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surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity (other than Joseph K. Rensin or any trust, charitable organization or foundation controlled by him, individually or in the aggregate) owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his or her Options in accordance with Section 9 on such last Trading Day; provided, however, that if a participating employee does not exercise his or her right of choice, his or her Options shall be deemed to have been automatically exercised in accordance with
Section 9 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

         (d) Adjustments. Adjustments under this Section 17 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

         (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         18. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with section 423 of the Code unless expressly so provided by the Board.

         19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis.

         20. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 17(c) hereof, upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

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         21.      Governmental Regulations.

         (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

         (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

         (c) The Plan is intended to comply with the provisions of Rule 16b-3(b)(5) promulgated under the Exchange Act as a "Stock Purchase Plan". Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

         22. Effective Date. The Plan is effective as of the date on which it was approved by the Board of Directors of the Company.



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